CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): February 2, 2011 (January 30, 2011)

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 3: Securities and Trading Markets

Section 3.02 Unregistered Sales of Equity Securities

We filed a Current Report on Form 8-K on January 31, 2011 to disclose our entry into a securities purchase agreement with respect to private financing with 5 accredited investors.  We are filing this amendment to disclose that the transactions contemplated by the securities purchase agreement closed on January 31, 2011, and we received approximately $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing are approximately $6,820,000.  In connection with the closing of the transactions, we issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of our common stock (“Note Shares”) to the Investors, and the Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

For further information about the Notes and the Warrants, we direct your attention to the January 31, 2011 8-K, which is incorporated by reference.

A copy of the Form of Securities Purchase Agreement, Form of Note, Form of Warrant and Registration Rights Agreement were filed  as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively on the Form 8-K filed by the Company on January 31, 2011.  The description of the transactions contemplated by such agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

As disclosed in the January 31, 2011 8K, Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, served as the placement agent and financial advisor in connection with this financing.  In connection with this financing, we incurred cash commissions to Reedland in the amount of $500,000 and issued them warrants to purchase up to an aggregate of 839,552 shares of our common stock at an exercise price of $0.67 per share.  We also incurred additional fees associated with the financing in the amount of $100,000 to Brighton Capital.

The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Item 7.01 Regulation FD Disclosure.

On February 2, 2011, we issued a press release announcing the closing of the private financing.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: CFO

Dated: February 1, 2011